Ian Baron
PO Box 72784
Dubai,
UAE

31st May 2008

The Directors
Sky Petroleum Inc

Dear Sirs

Sky Petroleum Inc. ("the Company")

I am writing to advise of my resignation from my office as a director of the Company and from any other office, directorship, to the Company or any group company as of the date hereof. I confirm that as at today's date, save for any properly accrued and unpaid non-executive director fees and expenses, I have no right or claim whatsoever against the Company or any of its group companies, or its or their respective officers, employees and shareholders for compensation for loss of office, redundancy, unfair dismissal, constructive dismissal, breach of contract or any other ground whatsoever, whether statutory or otherwise. To the extent that any such claim exists or may exist, I hereby irrevocably waive it and release the Company and its group companies, or its or their respective officers, employees and shareholders, from any liability whatsoever in respect thereof.

I hereby agree to complete any further documentation or instrument to effect such resignation.

Sincerely

Ian Baron